UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 05, 2023

NEPTUNE WELLNESS SOLUTIONS INC.

(Exact name of Registrant as Specified in Its Charter)

Quebec	001-33526	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Promenade du Centropolis Suite 100
Laval, Quebec		H7T 0A3
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 450 687-2262

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	NEPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 5, 2023, the Audit Committee of the Board of Directors of Neptune Wellness Solutions Inc. (the "Company"), based on the recommendation of management and after consultation with the Company's independent registered public accounting firm, determined that the accounting policy change included in the Company's interim financial statements for the period ended June 30, 2023 should not have been implemented, resulting in a correction to the recasting of the prior year numbers. The decision was made to keep cost of sales and selling, general and administrative expenses consistent with the prior year. The effect of the restatement is to increase cost of sales by $1,468,648 with an offsetting decrease in selling, general and administrative expense for the three month period ended June 30, 2023, and a decrease in cost of sales by $1,585,120 with an offsetting increase in selling, general and administrative expense for the three month period ended June 30, 2022. There was no effect on net loss, cash flows or financial position as a result of this restatement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 6, 2023, the Company filed Articles of Amendment to the Articles of Incorporation of the Company to effect a 1-for-40 share consolidation (the "share consolidation") of the common shares of the Company (the "Common Shares"). Each fractional Common Share remaining after completion of the share consolidation that is less than one (1) whole of a Common Share was increased to one (1) whole Common Share. The Common Shares began trading on a share consolidation-adjusted basis on the Nasdaq Capital Market on September 8, 2023. The trading symbol for the Common Shares will remain "NEPT." The Common Shares were assigned a new CUSIP number (64079L303) following the share consolidation.

The Company will adjust the number of shares available for future grants under its stock option plan and equity incentive plan and will also adjust the number of outstanding awards, the exercise price per common share of outstanding stock options and other terms of outstanding awards issued to reflect the effects of the share consolidation.

The foregoing description of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the Articles of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On September 7, 2023, the Company received final approval of the previously-announced settlement of a putatitive shareholder class action lawsuit filed against the Company and certain of its current and former officers and directors, captioned Gong v. Neptune Wellness Solutions, Inc. (Case No. 2:21-cv-01386-ENV-ARL). Pursuant to this settlement, the Company will be required to issue common shares worth $2.75 million within 31 days of the date of final approval.

On September 7, 2023, he Company issued a press release announcing the completion of the share consolidation. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Translation of Articles of Amendment to the Articles of Incorporation of Neptune Wellness Solutions Inc.
99.1	Press release issued by the Company, dated September 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neptune Wellness Solutions Inc.

Date:	September 8, 2023	By:	/s/ Lisa Gainsborg
Lisa Gainsborg Interim Chief Financial Officer